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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated February 14, 2001, included in DIANON Systems, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our firm with respect to DIANON Systems, Inc. included in this registration statement and related prospectus document.

/s/ Arthur Andersen LLP

Stamford, Connecticut
October 10, 2001